EXHIBIT 32.2

Certification Pursuant To
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of FelCor Lodging Limited Partnership (the “Company”) on Form 10-Q for the quarter ended March 31, 2018 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Ross H. Bierkan, President, Chief Executive Officer, and Chief Investment Officer of the Company, and I, Leslie D. Hale, Chief Operating Officer, Chief Financial Officer and Executive Vice President of the Company, certify, to our knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)                       the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)                       the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

FELCOR LODGING LIMITED PARTNERSHIP
By: Rangers General Partner, LLC, its General Partner

Dated: May 10, 2018	/s/ ROSS H. BIERKAN
Ross H. Bierkan
President and Chief Executive Officer

/s/ LESLIE D. HALE
Leslie D. Hale
Executive Vice President and Chief Financial Officer